As filed with the Securities and Exchange Commission on June 16, 2000

                                                     Registration No. 333-57235

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CHESAPEAKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

         OKLAHOMA                                      73-1395733
(State of Incorporation)                   (I.R.S. Employer Identification No.)

            6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118
              (Address of principal executive offices) (zip code)


        AUBREY K. MCCLENDON                           COPIES TO:
     CHAIRMAN OF THE BOARD AND                    CONNIE S. STAMETS, ESQ.
      CHIEF EXECUTIVE OFFICER                  WINSTEAD, SECHREST & MINICK P.C.
    CHESAPEAKE ENERGY CORPORATION                A PROFESSIONAL CORPORATION
      6100 NORTH WESTERN AVENUE                    5400 RENAISSANCE TOWER
    OKLAHOMA CITY, OKLAHOMA 73118                    1201 ELM STREET
(Name and address for agent for service)           DALLAS, TEXAS 75270

                                 (405) 848-8000
          (Telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                                       N/A

 If only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check
                             the following box. [ ]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 dated June 19, 1998 (Registration No. 333-57235) (the "Registration Statement") is being filed to deregister all 33,093,225 shares of the Common Stock of Chesapeake Energy Corporation (the "Company") and 1,303,539 of the 4,600,000 shares of the 7% Cumulative Convertible Preferred Stock (the "Preferred Stock") of the Company that were previously registered pursuant to this Registration Statement. The Company is seeking to deregister these shares because the shares of Preferred Stock have not been sold, the shares of Common Stock have not been issued upon conversion of the Preferred Stock, and the Company's obligation to maintain the registration of such shares has expired.



















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on June 12, 2000.


                                         CHESAPEAKE ENERGY CORPORATION


                                         By:  /s/ AUBREY K. MCCLENDON
                                            ------------------------------------
                                            Aubrey K. McClendon
                                            Chairman of the Board and Chief
                                            Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 12, 2000.

         SIGNATURE                                              TITLE
         ---------                                              -----
  /s/ AUBREY K. MCCLENDON
------------------------------------          Chairman of the Board, Chief Executive
      Aubrey K. McClendon                       Officer and Director
                                                (Principal Executive Officer)
  /s/ TOM L. WARD
------------------------------------          President, Chief Operating Officer and
      Tom L. Ward                               Director
                                                (Principal Executive Officer)
      MARCUS C. ROWLAND *
------------------------------------          Executive Vice President and Chief
      Marcus C. Rowland                       Financial Officer
                                                (Principal Financial Officer)
  /s/ MICHAEL A. JOHNSON
------------------------------------          Senior Vice President - Accounting
      Michael A. Johnson                        (Principal Accounting Officer)

      EDGAR F. HEIZER, JR.*
------------------------------------          Director
      Edgar F. Heizer, Jr.

      BREENE M. KERR*
------------------------------------          Director
      Breene M. Kerr

   /s/ SHANNON T. SELF
------------------------------------          Director
       Shannon T. Self

       FREDERICK B. WHITTEMORE*
------------------------------------          Director
       Frederick B. Whittemore

       WALTER C. WILSON*
------------------------------------          Director
       Walter C. Wilson


*By   /s/ AUBREY K. MCCLENDON
    --------------------------------
          Aubrey K. McClendon
          Attorney in Fact